                                                                  EXHIBIT 10.17


                               SUBLEASE AGREEMENT

     This Sublease Agreement ("Agreement") dated as of September 30, 1997 between JOHN H. HARLAND COMPANY, a Georgia Corporation ("Tenant"), and STERI-OSS, INC. a California corporation ("Subtenant").

     WHEREAS, Tenant (through its predecessor Interchecks, Incorporated) has previously entered into that certain lease dated as of January 31, 1989, which lease has previously been amended by amendments dated as of June 15, 1989, September 14, 1992, February 25, 1993 and May 19, 1993, with Metropolitan Life Insurance Company ("Landlord"), a New York corporation (collectively, the "Lease"), covering the premises known as 22725 Savi Ranch Parkway, Yorba Linda, California (the "Premises").

     WHEREAS, conditioned upon the consent of the Landlord to this Agreement, Tenant hereby agrees to sublease the Premises to Subtenant, consisting of approximately 51,213 rentable square feet (the "Subleased Premises").

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and subject to the terms and conditions of the Lease, Tenant hereby transfers all right, title and interest in and to the Subleased Premises to Subtenant and Subtenant hereby accepts same from Tenant upon the terms set forth below:

     1. Term. This Agreement shall be for a term commencing December 1, 1997 and terminating on October 31, 1999. In no event shall the term hereof survive the termination or expiration of the Lease.

     2. Base Rent. Subtenant shall pay to Tenant, in advance on the first day of each calendar month, commencing April 1, 1998, without notice or demand and without deduction or setoff of any amount for any reason whatsoever, the sum of $23,046, amounting to $0.45 per rentable square foot of the Subleased Premises.

     3. Operating Expenses and Taxes. In addition to the Base Rent, Subtenant shall pay the sums that Tenant is required to pay to Landlord pursuant to the Lease for Subtenant's pro-rata share of the Operating Expenses (as set forth in the Lease) and real estate taxes for the Subleased Premises and the common area of the project of which the Premises are a part.

     4. Security Deposit. Subtenant shall pay to Tenant upon execution and delivery of this Agreement the sum of $23,046 to be held by Tenant without

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interest as a security deposit which shall be returned to Subtenant upon satisfactory performance of all Subtenant's obligations under this Agreement.

     5. Repairs and Maintenance. The Premises are being subleased in their "as is" condition. However, Tenant shall be responsible for maintenance of the structural components, exterior and demising walls and building foundation, roof structure, membrane components and major building systems, except for damage resulting from the abuse, negligence or willful misconduct of Subtenant.

     6. Use. The Premises shall be used for general and administrative office, light manufacturing, sale and distribution of dental related products, and any other related legal uses.

     7. Notices. All notices required or permitted under this Agreement shall be given by overnight express mail service, or by registered or certified U.S. mail, return receipt requested, or by facsimile transmission with receipt confirmed at the following address or to such other address as either party shall in writing advise the other.

     If to Tenant:       John H. Harland Company
                         2939 Miller Road
                         Decatur, GA 30035

                         Attention:  John C. Walters
                                     Senior Vice President

     If to Subtenant:    Steri-Oss, Inc.


                         Attention:  Ken Krueger
                                     Executive Vice President

     8. Subordination. This Agreement and Subtenant's rights hereunder are subject and subordinate to the Lease and the lien of any mortgage, deed of trust or similar instrument now or hereafter encumbering the Premises. Subtenant shall, within 15 days following request therefor, deliver to Tenant or such third party designated by Tenant a statement, in recordable form, evidencing such subordination.

     9. Assumption. In addition to the terms and conditions of this Agreement, Subtenant agrees that this Agreement is subject to all of the terms and conditions of the Lease and of the rights of Landlord, Tenant and any person claiming by or through either of them thereunder. Subtenant covenants and agrees to perform all of the obligations of Tenant with respect to the Subleased
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Premises set forth in the Lease as if Subtenant were the tenant thereunder and
Tenant was the landlord thereunder, and in turn Tenant shall have all of the rights and privileges in the Lease as if Tenant were the landlord thereunder. Subtenant hereby acknowledges that it has received and read a copy of the Lease and agrees, subject to the terms of this Agreement, to be bound by the terms thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                              JOHN H. HARLAND COMPANY



                              By: /s/  JOHN WALTERS
                                  ----------------------------
                                  John C. Walters
                                  Senior Vice President




                              STERI-OSS, INC.




                              By: /s/  KEN KRUEGER
                                  ----------------------------
                                  Ken Krueger
                                  Executive Vice President

                              STANDARD FORM LEASE
                              (Multi-Tenant; Net)

                 METROPOLITAN LIFE INSURANCE COMPANY, Landlord
                             INTERCHECKS, INCORPORATED, Tenant



Lease Summary:
(a)  Lease Date: January 31, 1989
(b)  Landlord: METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation
(c)  Address of Landlord:
     c/o  O'Donnell Armstrong Brigham & Partners
          2201 Dupont Drive, Suite 100 and:  101 Lincoln Center Drive
          Irvine, California 92715           Foster City, California 94404
(d)  Tenant:   INTERCHECKS, INCORPORATED, a Washington corporation
(e)  Address of Tenant:
          520 Pike Tower
          Suite 1601
          Seattle, Washington 98124
(f)  Contact:  Mr. Walter Zabriskie, President       Telephone:  (714) 938-0660
(g)  Premises Square Footage: Approximately 25,000 Square Feet
(h)  Building Address:
          22725 Savi Ranch Parkway
          Yorba Linda, California
(i)  Building Square Footage: Approximately 51,680 Square Feet
(j)  Anticipated Commencement Date: June 1, 1989
(k)  Term: Ten (10) years and No (0) months
(l)  Initial Monthly Rent: $14,250/month $171,000/year        SEE ADDENDUM, #43
(m)  Security Deposit:     $14,250
(n)  Permitted Uses:  General office use, warehousing of paper products and printing
(o)  Brokers:         Collins Fuller Corp. &
                      Coldwell Banker Commercial Real Estate Services
(p)  Insuring Party:  Landlord
(q)  Tenant's Percentage: 48.40                  SEE ADDENDUM, PARAGRAPH NO. 48

Exhibit(s) A-1, A-2 and Preliminary Space Plan
Rider(s)   ADDENDUM


                                     LEASE

1. Parties. THIS LEASE ("Lease"), is dated for reference purposes only as of the date set forth in Paragraph (a) of the Lease Summary and is entered into by and between the Landlord identified in Paragraph (b) of the Lease Summary ("Landlord"), whose address is set forth in Paragraph (c) of the Lease Summary and the Tenant identified in Paragraph (d) of the Lease Summary ("Tenant"), whose address is set forth in Paragraph (e) of the Lease Summary.

2. Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises consisting of a portion of that certain building located at the address set forth in Paragraph (h) of the Lease Summary and as shown on Exhibit "A-1" attached hereto, together with the property appurtenant thereto, if any, for the exclusive use of Tenant as shown on said Exhibit "A-1". Tenant shall have the right to use, on a non-exclusive basis, parking areas and ancillary facilities located within the Common Area of the Project, subject to the terms of this Lease.

3.   Definitions.  The following terms shall have the following meanings in this
Lease:

     (a) "Alterations" shall mean any alterations, decorations, additions or improvements made in, on or about the Premises after the Commencement Date, including, but not limited to, lighting, HVAC and electrical fixtures, pipes and conduits, partitioning, drapery, wall coverings, cabinetry, carpeting and/or other floor covering, ceiling tile, fixtures and carpentry installations.

     (b)  "Building" shall mean that certain building identified in Paragraph
(h) of the Lease Summary.

     (c)  "City" shall mean the city in which the Premises are located.

     (d) "Commencement Date" shall mean the first day of the Term of this Lease as described in Paragraph 4(a).

     (e) "Common Area" shall mean all areas and facilities within the Project exclusive of the Premises and other portions of the Project leased exclusively to other tenants. The Common Area includes, but is not limited to, striped parking areas, access and perimeter roads, sidewalks, landscaped areas and similar areas and facilities. Tenant's use of the Common Area and its rights and obligations with respect thereto are more particularly described in Paragraph 39 below.

     (f)  "County" shall mean the county in which the Premises are located.

     (g) "HVAC" shall mean the heating, ventilating and air conditioning system serving the building.

     (h) "Interest Rate" shall mean the greater of ten percent (10%) per annum or five percent (5%) in excess of the discount rates of the Federal Reserve Bank of San Francisco in effect on the twenty-fifth (25th) day of the calendar month immediately prior to the event giving rise to the Interest Rate imposition.

     (i) "Landlord's Agents" shall mean landlord's authorized agents, contractors, partners, subsidiaries, directors, officers and employees.

     (j) "Lease Summary" shall mean the summary of Lease information set forth above.

     (k) "Monthly Rent" shall mean the rent payable pursuant to paragraph 5(a), as adjusted from time to time pursuant to the terms of this Lease.

     (l) "Operating Expenses" shall mean all costs and expenses for the maintenance and operation of the Building and of Common Area of the Project as more particularly described in Paragraph 16(b) below. SEE ADDENDUM #48.

     (m) "Premises" shall mean the property leased hereby including all areas appurtenant thereto for the exclusive use of Tenant as shown on Exhibit "A-1" hereto.

     (n) "Project" shall mean that certain real property, and all improvements thereon, including the Building, other buildings, if any, and related improvements as shown on Exhibit "A-2" hereto.

     (o) "Real Property Taxes" shall mean any form of tax, assessment, license, fee, rent tax, levy, penalty (if a result of Tenant's delinquency), real property or other tax (other than landlord's net income, estate, succession, inheritance, or franchise taxes), now or hereafter imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement district or other district or division thereof, whether such tax or any portion thereof: (i) is determined by the area of the Premises or any part thereof or the rent and other sums payable hereunder by Tenant including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) is levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes with respect to the Premises whether or not now customary or within the contemplation of the parties; or (iii) is based upon any legal or equitable interest of Landlord in the Premises or any part thereof.

     (p) "Rent" shall mean Monthly Rent plus the Additional Rent defined in Paragraph 5(c).

     (q) "Security Deposit" shall mean that amount paid by Tenant pursuant to Paragraph 7.

     (r) "Tenant Improvements" shall mean those certain improvements to the Premises, if any, to be constructed pursuant hereto.

     (s) "Tenant's Percentage" shall mean the percentage set forth in Paragraph (q) of the Lease Summary.

     (t) "Tenant's Personal Property" shall mean Tenant's removable trade fixtures, furniture, equipment and other personal property in the Premises.

     (u) "Term" shall mean that period of years and/or months as set forth in Paragraph (k) of the Lease Summary, as said Term may be extended pursuant to the proper exercise of any option or options to extend the Term as may be granted herein or as may be sooner terminated pursuant to any provision hereof.

4.   Lease Term.

     (a) Term. The Term of this Lease shall be for that period of years and months set forth in Paragraph (k) of the Lease Summary, commencing on the Anticipated Commencement Date as defined in Paragraph 41 of the Addendum attached hereto and made a part hereof, unless extended in accordance with any option or options to extend the Term granted herein, or unless sooner terminated pursuant to any provision hereof.




                                       1

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     (b)  Early Entry. If Tenant is permitted in writing by Landlord (which permission shall not be unreasonably withheld), to occupy the Premises prior to the Commencement Date for the purpose of ____________ the Building or for any other purposes permitted in such writing, such early entry shall be at Tenant's sole risk and subject to all the terms and provisions hereof, except for the payment of Monthly Rent which shall commence on the Commencement Date. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

     (c) Delay in Possession. Notwithstanding said Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder or extend the term hereof, but in such case, Tenant shall not be obligated to pay Monthly Rent until possession of the Premises is tendered to Tenant, provided, however, if Landlord shall not have delivered possession of the Premises within one hundred twenty (120) days from said Commencement Date for reasons other than delays caused in whole or in part by Tenant, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder, provided further, however, that if such written notice of Tenant is not received by Landlord within said ten (10) day period, Tenant's right to cancel this Lease hereunder shall terminate and be of no further force or effect.

5.   Rent.

     (a) Monthly Rent. Tenant shall pay to Landlord, in lawful money of the United States, for each calendar month of the Term, the Monthly Rent set forth in Paragraph (i) of the Lease Summary, subject to adjustment as provided in Paragraph 5(b) below, in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand. Landlord hereby acknowledges receipt of Tenant's payment of Monthly Rent for the first month of the term.

     (b)  Adjustments. SEE ADDENDUM, #43

     (c) Additional Rent. All monies required to be paid by Tenant under this Lease, including, without limitation, Real Property Taxes payable pursuant to Paragraph 14 hereof, repair and maintenance charges payable pursuant to Paragraph 16 hereof and insurance premiums payable pursuant to Paragraph 20 hereof shall constitute Additional Rent. Landlord shall have the right to estimate and collect from Tenant in advance on a quarterly or monthly basis any and all such Additional Rent pursuant to the provisions set forth for such procedure in Paragraph 16(a) and (b) of this Lease.

     (d) Prorations. If the Commencement Date is not the first (1st) day of a month, or if the expiration of the Term of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Term commences or terminates.

6. Late Payment Charges. Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs bring extremely difficult or impracticable to fix. Such costs include, but are not limited to, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and notes secured by any encumbrance covering the Premises, or late charges and penalties due to late payment of Real Property Taxes due on the Premises. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum equal to the greater of Fifty Dollars (50.00) or five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of any late charge shall not constitute a waiver by Landlord of Tenant's default with respect to the overdue amount, and shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other breach of Tenant under this Lease. Notwithstanding the foregoing, upon the second occurrence during any twelve-month period of Tenant's failure to pay Monthly Rent or Additional Rent when due, Landlord may condition its acceptance of future Rent upon a requirement that Tenant concurrently execute an amendment to this Lease which provides that Monthly Rent for the balance of the term of this Lease shall be made in quarterly installments, in advance, in an amount equal to the sum of the Monthly Rent amounts payable during such three (3) month period.

7. Security Deposit. Tenant has deposited with Landlord the sum set forth in Paragraph (m) of the Lease Summary as a Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any Rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of the Security Deposit is so applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. Upon any increase in the Monthly Rent during the Term, Tenant shall deposit with Landlord additional funds such that the amount of the Security Deposit held by Landlord shall at all times bear the same proportion to the then current Monthly Rent as the original Security Deposit bears to the initial Monthly Rent. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of the Termination Date.

8. Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term hereof with the prior written consent of Landlord, such possession shall constitute a month-to-month tenancy only and shall not constitute a renewal or extension for any further term. In such event, Monthly Rent shall be increased to an amount equal to one hundred twenty-five percent for the first three months of such holdover and thereafter to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due hereunder shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein.

9. Condition of Premises. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in a good, clean and completed condition and state of repair, in compliance with all applicable laws, codes and ordinances. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, and that neither Landlord nor Landlord's Agents has agreed to undertake any alterations or construct any Tenant improvements to the Premises except as expressly provided in this Lease.

10.  Use of the Premises.

     (a) Tenant's Use. Tenant shall use the Premises solely for the purposes set forth in Paragraph (n) of the Lease Summary and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord.

     (b)  Compliance.

          (i) Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of any duly constituted public authority having jurisdiction over the Premises now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises or any covenants, conditions, easements or restrictions now or hereafter encumbering the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlords or which may damage the Building or outside areas; nor place any harmful liquids in the drainage systems; nor dump or store waste materials, refuse or other materials or allow such to remain outside the Building proper, except in the enclosed trash areas provided.

          (ii) In particular, Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 ("Title 22") as amended from time to time (collectively "Toxic Materials"). If Tenant does store, use or dispose of any Toxic Materials, Tenant shall notify Landlord in writing at least ten (10) days prior to their first appearance on the Premises and Tenant's failure to do so shall constitute a default under this Lease. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and Landlord's Agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with its storage, use and disposal of Toxic Materials. Tenant shall further be solely responsible for and shall defend, indemnify and hold Landlord, Landlord's Agents and the Premises harmless from and against all claims, costs, and liabilities, including attorneys' fees and costs, arising out of or in connection with the removal, clean-up and restoration work and materials necessary to return the Premises and any other property of whatever nature to their condition existing prior to the appearance of the Toxic Materials on the Premises. Tenant's obligations hereunder shall survive the termination of this Lease. See Addendum 44.

11. Quiet Enjoyment. Subject to the right of any lender of record, Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

12.  Alterations.

     (a) Permitted Alterations. After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises, except for non-structural Alterations not exceeding Five Thousand Dollars ($5,000.00) in aggregate cost over the Term of the Lease, without the prior written consent of Landlord, which consent may be withheld in Landlord's discretion. All Alterations shall be constructed pursuant to plans and specifications approved in writing by Landlord. Notwithstanding the foregoing, Tenant shall not, without the prior written consent of Landlord, make any: (i) Alterations to the interior of the Building or the Common Area; (ii) Alterations to or penetrations of the structural portions of the Building including, without limitation, the roof, or which will interfere with the proper functioning of any HVAC, electrical or mechanical facilities or equipment located in the Building; or (iii) Alterations visible from outside the Building to which Landlord may withhold its consent based on wholly aesthetic grounds.

     All Alterations shall be instituted by a licensed contractor at Tenant's expense in compliance with all applicable laws and covenants, conditions and restrictions of record. The work shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of the Premises. Tenant shall, if required by Landlord, obtain and pay for, at its own expense, a completion and indemnity bond, the form and amount of which shall be subject to the approval of Landlord. All Alterations made by Tenant shall be and become the property of Landlord upon the installation thereof and shall not be deemed Tenant's Personal Property; provided, however, that Landlord may, at its option, require that Tenant, upon the termination of this Lease, at Tenant's expense, remove any or all non-structural Alterations installed by Tenant and return the Premises to its condition as of the Commencement Date of this Lease, normal wear and tear excepted. Notwithstanding any other provisions of this Lease, Tenant shall be solely responsible for the maintenance, repair and replacement of any and all Alterations made by it to the Premises.

          (ii) Landlord shall, subject to receiving Tenant's contributions as called for in Paragraph 16(a) above, maintain in good and sanitary condition and repair the roof of the Building in which the Premises are located and the normal maintenance services for the HVAC for the Premises, if any, and paint the exterior of the Building within which the Premises are located as and when such painting becomes reasonably necessary in Landlord's sole discretion. Landlord shall not be required to make any repairs to the roof unless and until Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete such repair. SEE ADDENDUM #52.

          (iii) Tenant hereby waives all right to make repairs at the expense of Landlord and further hereby waives all rights provided for by the Civil Code of State of California, as amended from time to time, to make such repairs.

          (iv) Tenant agrees that it will not, nor will it authorize any person to go onto the roof of the Building of which the Premises are a part without the prior written consent of Landlord.

     (d) Action by Landlord if Tenant Fails to Maintain. If Tenant refuses or neglects to repair and maintain the Premises property as required hereunder and to the reasonable satisfaction of Landlord, Landlord at any time following ten
(10) days from the date on which Landlord shall make a written demand on Tenant to effect such repair and maintenance, may enter upon the Premises and make such repairs and or maintenance without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof. Tenant shall pay to Landlord Landlord's costs for making such repairs plus twenty percent (20%) for overhead, upon presentation of a bill therefor, as Additional Rent. Said bill shall include interest at the Interest Rate on said costs from the date of completion of the maintenance and repairs by Landlord.

     (e) Compliance with Government Regulations. Tenant shall, at its own cost and expense, promptly and properly observe and comply with, including the making by Tenant of any Alteration to the Premises, all present and future orders, regulations, directions, rules, laws, ordinances and requirements of all governmental authorities (including, without limitation, state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises.

     (f) Failure to Pay. Tenant's failure timely to pay any of the charges in connection with the performance of its maintenance and repair obligations to be paid under this Paragraph shall constitute a material default under this Lese.

17. Fixtures. Tenant shall, at its own expense, provide, install and maintain in good condition all its Personal Property required in the conduct of its business in the Premises.

18. Landlord's Right to Enter the Premises. Tenant shall permit Landlord and Landlord's Agents to enter the Premises at all reasonable times upon reasonable notice, except for emergencies in which case no notice shall be required to inspect the same, to post Notices or Nonresponsibility and similar notices and signs indicating the availability of the Premises for sale, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary Alterations or repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time after one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises such reasonable signs indicating availability of the Premises for lease and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's business.

19. Signs. Landlord shall designate the location on the Premises, if any, for one or more exterior Tenant identification sign(s). Tenant shall have no right to maintain Tenant identification signs in any other location in, on or about the Premises and shall not display or erect any other signs, displays or other advertising materials that are visible from the exterior of the Building. The size, design, color and other physical aspects of permitted sign(s) shall be subject to the Landlord's written approval prior to installation, which approval may be withheld in Landlord's discretion, any covenants, conditions or restrictions encumbering the Premises and any applicable municipal or other governmental permits and approvals. The cost of the sign(s), including the installation, maintenance and removal thereof shall be at Tenant's sole cost and expense. If Tenant fails to maintain its sign(s), or if Tenant fails to remove same upon termination of this Lease and repair any damage caused by such removal (including, without limitation, repainting the Building, if required by Landlord), Landlord may do so at Tenant's expense. Tenant shall reimburse Landlord for all costs incurred by Landlord to effect such removal, which amounts shall be deemed Additional Rent, and shall include, without limitation, all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and actual attorney's fees with interest thereon at the interest rate.

20.  Indemnity; Insurance.

     (a) Indemnification. Tenant hereby agrees to defend (with attorneys acceptable to Landlord), indemnify and hold harmless Landlord and Landlord's Agents from and against any and all damage to the Premises, Building or Project and any and all damage, loss, liability and expense including, without limitation, actual attorneys' fees and legal costs incurred directly or by reason of any claim, suit or judgment brought by or on demand of any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or are in any way attributable to the use or occupancy of the Premises, the acts or omissions of the Tenant, its agents, employees or contractors, except to the extent caused by the gross negligence or willful misconduct of Landlord. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease.

     (b) Insuring Party. As used in this Paragraph the term "insuring party" shall mean the party designated in the Lease Summary who has the obligation to obtain the property insurance required hereunder. If Landlord is the insuring party, Landlord shall not be required to name Tenant as an additional insured under any such policy. Whether the insuring party is Landlord or Tenant, Tenant shall, as Additional Rent for the Premises, pay the cost of all insurance required hereunder. If Landlord is the insuring party, Tenant shall, within ten
(10) days following demand by Landlord, reimburse Landlord for the cost of the insurance so obtained.

     (c) Tenant's Insurance. Tenant agrees to maintain in full force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a carrier or carriers acceptable to Landlord and as lender(s) of record which afford the following coverages; (i) worker's compensation, statutory limits;
(ii) employer's liability, as required by law, (iii) comprehensive general liability insurance including blanket contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage of not less than Two Million Dollars ($2,000,000.00) with a combined single limit for both bodily injury and property damage and naming Landlord, Landlord's Agents and mortgagees as additional insureds, (iv) boiler and machinery insurance including, but not limited to, steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment, with limits per accident of not less than the replacement cost of all leasehold improvements and of all boilers, pressure valves, HVAC equipment and miscellaneous electrical and mechanical equipment on the Premises, (v) plateglass insurance, if applicable, and (vi) such other insurance, in such form and amounts as may be reasonably required by Landlord or its lender(s) from time to time.

     (d) Property Insurance. The insuring party shall obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Premises, in the amount of the full replacement cost thereof, as the same may exist from time to time, but in the event less than the local amount required by lender(s) having liens on the Premises, against all ________ included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (if required by any lender(s) having lien(s) on the Premises), and special extended ________ ("all risk" as such term is used in the insurance industry). Said insurance shall provide for payment of loss thereunder to Landlord or to the holders of mortgages or deeds of trust on the Premises. The insuring party shall, in addition, obtain and keep in force during the Term of this Lease a policy of rental value insurance covering a period of one
(1) year, with loss payable to Landlord, which insurance shall also cover all real estate taxes and insurance costs for said period. A stipulated value or agreed amount endorsement deleting the coinsurance provision of the policy shall be procured with said insurance as well as an automatic increase in insurance endorsement causing the increase in annual property insurance coverage by 2% per quarter. If such insurance coverage has a deductible clause, the deductible amount shall not exceed Ten Thousand Dollars ($10,000) per occurrence, and Tenant shall be liable for such deductible amount. If the Premises are part of a larger building, or if the Premises are part of a group of buildings owned by Landlord which are adjacent to the Premises, then Tenant shall pay for any increase in the property insurance of such other building or buildings if said increase is caused by Tenant's acts, emissions, use or occupancy of the Premises. If the Landlord is the insuring party, Landlord will not insure Tenant's fixtures, equipment or Tenant improvements the insurance for which shall be obtained by Tenant at its sole cost and expense.

     (e) Deductibles. Any policy of insurance required of Tenant pursuant to this Lease containing a deductible must be approved in writing by Landlord prior to the issuance of such policies if being understood and agreed that Tenant shall be solely responsible for the payment of any such deductible.

     (f) Certificates. Tenant shall deliver to Landlord at least thirty (30) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to expiration of each such policy, certificates of insurance evidencing the above coverage with limits not less than those specified above. The certificates shall expressly provide that the interest of Landlord therein shall not be affected by any breach of Tenant of any policy provision for which such certificates evidence coverage.

     (g) Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender(s) may reasonably require.

     (h) Co-Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, than any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

     (i) Sufficiency of Coverage, Neither Landlord nor Landlord's Agents makes any representation that the limits of liability specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

     (j) Insurance Requirements. All such insurance: (i) shall be in a form satisfactory to Landlord and its lender(s) and shall be carried with companies that have a general policyholder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports; (ii) shall provide that such policies shall not be subject to material alterations or cancellation except after at least thirty (30) days' prior written notice to Landlord: and (iii) shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium therefor shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required to be procured by Tenant hereunder, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord for all costs incurred by Landlord with respect thereto. Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent, and shall include all sums disbursed, incurred or deposited by Landlord including Landlord's costs, expenses and actual attorney's fees, with interest thereon at the interest rate.

     (k) Landlord's Disclaimer. Landlord and Landlord's Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the gross negligence or willful acts of Landlord. Landlord and Landlord's Agents shall not be liable for interference with light or air, or for any latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed to the Premises or Common Area.

     (l) Failure to Pay, The failure to obtain and pay for any insurance required to be obtained and paid for by it hereunder shall constitute a material default under the Lease.

21. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waivering party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

22.  Damage or Destruction.

     (a) Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed, Landlord shall promptly and diligently repair the Premises unless it has the right to terminate this Lease as provided in subparagraph (b) next below and it elects to so terminate.

     (b) Landlord's Right to Terminate. Landlord shall have the right to terminate this Lease following damage to or destruction of the Premises if any of the following occurs: (i) insurance proceeds together with additional amounts Tenant agrees to contribute are not available to Landlord to pay one hundred percent (100%) of the cost to fully repair the damaged Premises, excluding the deductible for which Tenant shall also be responsible, (ii) the Premises cannot, with reasonable diligence, be fully repaired by Landlord within one hundred eighty (180) days after the date of the damage or destruction, (iii) the Premises cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers, (iv) the Premises are destroyed or damaged during the last twelve (12) months of the Term; or (v) Tenant is in default under the terms of this Lease at the time of such damage or destruction. SEE ADDENDUM #53.

     If Landlord elects to terminate this Lease, Landlord may give Tenant written notice of its election to terminate within thirty (30) days after it has knowledge of such damage or destruction, and this Lease shall terminate fifteen
(15) days after the date Tenant receives such notice. If this Lease is terminated, Landlord shall, subject to the rights of its lender(s) be entitled to receive and retain all the insurance proceeds resulting from such damage, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant's Personal Property. If Landlord elects not to terminate the Lease, Landlord shall, promptly following the date of such damage or destruction and receipt of amounts required of Tenant pursuant to subparagraph (b)(i) above, commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises as soon as practicable and thereafter prosecute the same diligently to completion in which event this Lease will continue in full force and affect.

     (c) Limited Obligation to Repair. Landlord's obligation, should it elect or be obligated to repair or rebuild, shall be limited to the Premises and Tenant Improvements, and Tenant shall, at its expense, replace or fully repair all Tenant's Personal Property and any Alterations installed by Tenant existing at the time of such damage or destruction. If the Premises are to be repaired in accordance with the foregoing, Landlord shall make available to Tenant any portion of the insurance proceeds it receives which are allocable to the Alterations constructed by Tenant pursuant to this Lease provided Tenant is not then in default.

     (d) Abatement of Rent. Rent shall be temporarily abated proportionately, but only to the extent of any proceeds received by Landlord from rental abatement insurance described in Paragraph 20(d), during any period when, by reason of such damage or destruction, Landlord reasonably determines that there is substantial interference with Tenant's use of the Building. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code, and the provisions of any similar law hereinafter enacted.

     (e) Replacement Cost. The determination in good faith by Landlord of the estimated cost of repair of any damage, of the replacement cost, or of the time period required for repair shall be conclusive for purposes of this Paragraph.

23.  Condemnation.

     (a) Total Taking -- Termination. If title to all of the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease. This Lease shall terminate as of the date possession of the Premises or part thereof be taken.

     (b) Partial Taking. If any part of the Premises is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises is taken and the Monthly Rent shall be reduced in the same proportion that the floor area of the portion of the Building so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Building, Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Building so as to make the portion of the Building not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Building. Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which Tenant's use of the Premises is impaired. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.

     (c) No Apportionment of Award. No award for any partial or total taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or total taking. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business, or its moving costs, or for the loss of its goodwill.

     (d) Temporary Taking. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this subparagraph.

     (e) Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph.

24.  Assignment and Subletting.

     (a) Prohibition. Tenant shall not assign, mortgage, hypothecate, encumber, grant any license or concession, pledge or otherwise transfer (collectively, "assignment") this Lease, in whole or in part, nor sublet or permit occupancy by any person other than Tenant of all or any part of the Premises, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld. Any purported assignment or subletting contrary to the provisions hereof without consent shall be void. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. As Additional Rent hereunder, Tenant shall reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting in connection with any proposed assignment or sublease. Tenant shall submit to Landlord in writing (i) the name of the proposed assignee or sublessee, (ii) such information as to such assignee's or sublessee's financial responsibility and standing as Landlord may reasonably require, (iii) the proposed use of the Premises by such assignee or sublessee; (iv) all of the terms and conditions upon which the proposed assignment or subletting is to be made, and (v) an instrument of assignment or sublease wherein such assignee or sublessee assumes all of Tenant's obligations hereunder and agrees to be bound by the terms hereof.

     (b) Excess Sublease Rental or Assignment Consideration. If, after the first two years of the term hereof for any sublease or assignment, Tenant receives rent or other consideration, either initially or over the term of the sublease or assignment, in excess of the Monthly Rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such Monthly Rent fairly allocable to such portion, promptly following its receipt thereof, Tenant shall pay to Landlord, as Additional Rent hereunder, seventy-five percent (75%) of the excess of each such payment of rent or other consideration in excess of the Monthly Rent called for hereunder.

     (c) Scope. The prohibition against assigning or subletting contained in this Paragraph shall be construed to include a prohibition against any assignment or subletting by operation of law, whether voluntary or involuntary. If this Lease be assigned, or if the underlying beneficial interest of Tenant be transferred, or if the Premises or any part thereof be sublet or occupied by any person other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Monthly Rent herein reserved and apportion any excess rent so collected in accordance with the terms of subparagraph (b) next above, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease.

     (d) Waiver. Notwithstanding any assignment or sublease, or any indulgences, waivers or extensions of time granted by Landlord to any assignee or sublessee, or failure by Landlord to take action against any assignee or sublessee, Tenant waives notice of any default of any assignee or sublessee other than any notice and time to cure to which Tenant is otherwise entitled to hereunder, and agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such assignee or sublessee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such assignee or sublessee.

25.  Default.

     (a) Tenant's Default. At the option of Landlord, a default under this Lease by Tenant shall exist if any of the following events shall occur: (i) if Tenant shall have failed to pay Rent or any other sum required to be paid hereunder when due; or (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease other than those requiring the payment of money, and Tenant shall have failed to cure such failure within fifteen (15) days after written notice from Landlord where such failure could reasonably be cured within such fifteen (15) day period, provided however, that where such failure could not reasonably be cured within the fifteen (15) day period, that Tenant shall not be in default if it has commenced such cure within the fifteen
(15) day period and diligently thereafter prosecutes the same to completion which in all events must occur within sixty (60) days thereafter; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of such Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have failed to continuously or uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premises; (vi) if a court shall have made or entered any decree or order other than under the bankruptcy laws of the United States or any state adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days; (vii) the filing of a voluntary petition in bankruptcy by Tenant, a voluntary petition for arrangement, a voluntary or involuntary petition for reorganization, or the filing of an involuntary petition by Tenant's creditors, immediately (unless involuntary, which case when the petition remains undischarged for a period of thirty (30)
days); (viii) if Tenant shall have failed to timely comply with the provisions of Paragraph 26 or 29 of this Lease.

     (b) Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law in equity or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative: (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due; (ii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the premises, such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to the subparagraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant, (iii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, brokers commissions, expenses of cleaning, redecorating, and further improving the Premises and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination, Landlord shall have the right to remove all of Tenant's Personal Property and store same at Tenant's cost and to recover from Tenant as damages (A) the worth at the time of award of any unpaid rent and other sums due and payable which had been earned at the time of termination; plus (B) the worth at the time of award of the amount by which the unpaid rent and other sums which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided, plus (C) the worth at the time of award of the amount by which the unpaid Rent and other sums due for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided, plus (D) any other amounts to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants;
(iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus (E) at Landlord's election, such other amounts and remedies in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California including, without limitation, the remedies provided by California Civil Code Section 1951 4, as amended from time to time.

     The "worth at the time of award" of the amounts referred to in subparagraphs (b)(iii)(A) and (b)(iii)(B) above is computed by allowing interest at the Interest Rate on the unpaid Rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in subparagraph (b)(iii)(C) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

     (c) Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord (and its lendor(s) of record who have provided Tenant with notice) specifying the nature of such default, provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion.

     26. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any bona fide mortgagee or deed of trust beneficiary with a lien on all or any portion of the Premises or any ground lessor with respect to the land of which the Premises are a part, this Lease shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both, and (ii) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or beneficiary shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination and upon the request of such successor in interest to Landlord, attorn to and become the Tenant of the successor in interest to Landlord. Tenant covenants and agrees to execute and deliver, within ten (10) days following a demand by Landlord and in the form requested by Landlord, ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant's failure to timely execute and deliver such additional documents shall, at Landlord's option, constitute an additional default hereunder. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant, which appointment is coupled with an interest, to execute, deliver and record any such documents in the name and on behalf of Tenant.

27. Notices. Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this Paragraph.

28. Attorneys' Fees. If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent or other sums due, to terminate this Lease or to enforce, project or establish any term, condition or covenant of this Lease or the right of either party hereunder or at law, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purposes, actual attorneys' fees and costs.

29. Estoppel Certificate. Tenant shall within seven (7) days following written request by Landlord:

     (a) Tenant Obligations. Execute and deliver to Landlord any documents, including estoppel certificates, in a form prepared by Landlord (i) certifying that this lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any; (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord or stating the nature of any uncured defaults; (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord; (iv) certifying the current Monthly Rent amount and the amount and form of Security Deposit on deposit with Landlord; and (v) certifying to such other information as Landlord, Landlord's Agents, mortgagees, prospective mortgagees and purchasers may reasonably request.

     Tenant's failure to deliver an estoppel certificate within seven (7) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) that there are now no uncured defaults in Landlord's performance; (iii) that not more than one (1) month's Monthly Rent has been paid in advance; and (iv) that the other information requested by Landlord is correct as stated in the form presented by Landlord.

     Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact, which appointment is coupled with an interest, to act in Tenant's name, place and stead to execute such estoppel certificate on Tenant's behalf.

     (b) Financial Information. Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statement's year, with an unqualified opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

30. Transfer of the Premises by Landlord. Upon any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment, and Tenant agrees to attorn to any entity purchasing or otherwise acquiring the Premises.

31. Landlord's Right to Perform Tenant's Covenants. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant to Landlord on the next day after such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

32. Tenant's Remedy. The obligations of Landlord do not constitute the personal obligation of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord's part to be performed, Tenant shall be required to deliver to Landlord written notice of the same. If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of Rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Premises, and no action for any deficiency may be sought or obtained by Tenant.

33. Mortgagee Protection. Upon any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which, in no event shall be less than ninety (90) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Monthly Rent more than one (1) month in advance without the prior written consent of each such lender. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s) deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under the Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Landlord.

34. Brokers. Landlord and Tenant each warrant and represent to the other that neither has had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, except for the brokers identified in Paragraph (o) of the Lease Summary, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. In the event of any such additional claims for brokers' or finders' fees with respect to this Lease, then Tenant shall indemnify, save harmless and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement by Tenant, and Landlord shall indemnify, save harmless and defend Tenant if such claims shall be based upon any statement, representation or agreement made by Landlord.

35. Examination of Lease. Submission of this Lease for examination or signature by Tenant does not create a reservation of or option to Lease. This Lease shall only become effective and binding upon full execution hereof by both Landlord and Tenant.

36. Recording. Tenant shall not record this Lease nor a short form memorandum thereof without Landlord's prior written consent.

37. Quitclaim. Upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord a quitclaim deed of the Premises.

38. Modifications for Lender. If, in connection with obtaining financing for the Premises or any portion thereof, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights hereunder.

39. Parking and Use of Common Area and Facilities.

     (a) Grant of Non-Exclusive Common Area License and Right. Landlord hereby grants to Tenant and its successors and assigns, a non-exclusive license and right for Tenant and its permitted subtenants in common with Landlord and all persons, firms and corporations conducting business in the Project and their respective customers, guests, licensees, invitees, subtenants, employees and agents, to use the Common Area within the Project for vehicular parking for pedestrian and vehicular ingress, egress and travel, and for such other purposes and for doing such other things as may be provided for, authorized and/or permitted by any covenants, conditions, easements or restrictions now or hereafter encumbering the Premises, such non-exclusive license and right to be appurtenant to Tenant's leasehold estate in and to the leased Premises created by this Lease. The non-exclusive license and right granted pursuant to the provisions of this Paragraph shall be subject to any and all covenants, conditions, easements and restrictions now or hereafter encumbering the Premises, which pertain in any way to the Common Area covered by such encumbrances; and the provisions of this Lease.

     (b) Use of Common Area. Notwithstanding anything to the contrary herein. tenant agrees for itself and for its successors, assigns, employees, and agents that it and they shall use the Common Area within the Project only for the purposes permitted hereby and by any covenants, conditions, easements or restrictions now or hereafter encumbering the Premises. It is understood that all uses permitted within the Common Area shall be undertaken with reason and judgment so as not to interfere with the primary use of said Common Area which is to provide parking and vehicular and pedestrian access throughout the Common Area within the Project and to adjacent public streets for the Landlord, its tenants, subtenants and all persons, firms and corporations conducting business within the Project and their respective customers, guests, and licensees. In no event shall tenant erect or cause to be erected any structures, building, trailer, fence, wall, signs or other obstructions on the Common Area within the Project except as otherwise permitted herein or by any covenants, conditions or restrictions now or hereafter encumbering the Premises nor shall Tenant store or sell any merchandise, equipment and/or materials on the Common Area within the Project.

     (c) Control and Maintenance of Common Area.

          (i) Subject to provisions of any covenants, conditions, easements or restrictions now or hereafter encumbering the Premises, it is understood and agreed that all Common Area within the Project and all improvements located from time to time within such Common Area, are for the general use, in common, of the Landlord and its tenants and subtenants and all persons, firms and corporations conducting business in the Project and their respective customers, guests, licensees, invitees, employees and agents, and shall at all times be subject to the exclusive control and management of the Landlord.

          (ii) Landlord shall have the right to construct, maintain and operate lighting facilities within the Common Area; to police the Common Area from time to time, to change the area, level, location and arrangement of the parking areas and other improvements within the Common Area; to restrict parking by tenants, their officers, agents and employees to employee parking areas, to enforce parking charges (by operation of meters or otherwise); to close all or any portion of the Common Area or improvements therein to such extent as may, in the opinion of counsel for Landlord, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily all or any portion of the Common Area and/or the improvements thereon, to discourage non-customer parking, and to do and perform such other acts in and to said Common Area and improvements thereon as, in the use of good business judgment, Landlord shall determine to be advisable.

          (iii) subject to the provisions of any covenants, conditions, and restrictions now or hereafter encumbering the Premises, Landlord shall operate and maintain or cause to be operated and maintained, the Common Area within the Project in such a manner as Landlord in its sole discretion shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right to employ or cause to be employed all personnel and to make or cause to be made all rules and regulations pertaining to or necessary for the proper operation and maintenance of the Common Area and the improvements located thereon.

          (iv) It is hereby further agreed that the use of the Common Area by Tenant, its permitted subtenants, if any, and their respective customers, guests, licensees, invitees, employees and agents may and shall be restricted such that no part of the Common Area may be used for the storage of any items, including without limitation, vehicles, materials, inventory and or equipment. All trash and other refuse shall be placed in designated receptacles. There shall be no overnight parking of any vehicles of any kind, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner's expense. No work of any kind, including, without limitation, painting, drying, cleaning, repairing, manufacturing, assembling, cutting, merchandising and/or displaying shall be permitted. Parking within the Common Area shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, accessways and/or in any area which would prohibit or impede the free flow of traffic within the Common Area.

          (v) Any use of the Common Area in violation of the restrictions set forth hereinabove shall constitute a material default under this Lease.

     (d) Revocation of License. All Common Area and improvements located therein which Tenant is permitted to use and occupy pursuant to the provisions of this lease, are to be used and occupied under a revocable license and right, and if any such license be revoked, or if the amount of such areas be diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to compensation or diminution or abatement of rent, nor shall such revocation or diminution of such areas be deemed constructive or actual eviction. It is understood and agreed that the condemnation or other taking or appropriation by any public or quasi-public authority, or sale in lieu of condemnation, of all or any portion of the Common Area within the Project, shall not constitute a violation of Landlord's agreements hereunder, nor shall Tenant be entitled to participate in or make any claim for any award or other condemnation proceeds arising from any such taking or appropriation of the Common Area.

     (e) Landlord's Reserved Rights. Provided Landlord does not unreasonably interfere with Tenant's use of the Premises, Landlord reserves the right to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises or outside the Premises, change the boundary lines of the Project and install, use, maintain, repair, alter or relocate, expand and replace any Common Area. Such right of Landlord shall include, without limitation, designating from time to time certain portions of the Common Area as exclusively for the benefit of certain tenants in the Project.

40.  General

     (a) Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

     (b) Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

     (c) Time. Time is of the essence for the performance of each item, condition and covenant of this Lease.

     (d) Severability. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

     (e) Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

     (f) Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

     (g) Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

     (h) Waiver. The waiver by Landlord of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

     (i) Entire Agreement. This Lease is the entire agreement between the parties, and supersedes any prior agreements, representations, negotiations or correspondence between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

     (j) Authority. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease. The failure of Tenant to deliver the same to Landlord within seven (7) days of Landlord's request therefor shall be deemed a default under this Lease.

     (k) Exhibits. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

     (l) Lease Summary. The Lease Summary at the beginning of this Lease is intended to provide general information only. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

41.  Other Provisions:

                        SEE ADDENDUM ATTACHED HERETO AND
                        MADE A PART HEREOF

       TENANT:                                      LANDLORD:
INTERCHECKS, INCORPORATED                  METROPOLITAN LIFE INSURANCE COMPANY

By:  [SIG]                                 By:  [SIG]
   -----------------------------              --------------------------------

Its: [TITLE]                               Its: [TITLE]
   -----------------------------              --------------------------------

By:  [SIG]
   -----------------------------

                            FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made and entered into as of June 15, 1989 by and between Metropolitan Life Insurance Company, a New York corporation ("Landlord"), and Interchecks, Incorporated, a Washington corporation ("Tenant").

                                R E C I T A L S:
                                ---------------

     A.   Landlord and Tenant have heretofore entered into that certain
Standard Form Lease (Multi-Tenant; Net) dated as of January 31, 1989 (the "Lease") pursuant to which Landlord has leased to Tenant certain premises in one of the buildings comprising Savi Tech Center, said building being commonly known as 22725 Savi Ranch Parkway, Yorba Linda, California, all as more particularly described therein (the "Premises").

     B. Landlord and Tenant now desire to amend the Lease to, among other things, modify the Anticipated Commencement Date, the Initial Monthly Rent and certain of the provisions dealing with the initial tenant improvement work to be performed in the Premises.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Defined Terms. Unless defined otherwise herein, all capitalized terms used in this First Amendment shall have the meanings attributed to such terms in the Lease.

     2. Anticipated Commencement Date. The Anticipated Commencement Date set forth in Paragraph (j) of the Lease Summary portion of the Lease is hereby changed from June 1, 1989 to August 7, 1989.

     3.   Rent.

          (a) The Initial Monthly Rent set forth in Paragraph (1) of the Lease Summary portion of the Lease is hereby changed from $14,250 to $15,600 per month and from $171,000 to $187,200 per year.

          (b) Subparagraph (a) of Paragraph 43 of the Addendum to the Lease is deleted in its entirety and is of no further force or effect.

          (c) Subparagraph (b) of said Paragraph 43 of the Addendum is amended in its entirety to read as follows:

     "(b) The Initial Monthly Rental of $15,600 set forth in Paragraph (1) of the Lease Summary on Page 1 hereof shall be applicable to the period commencing on the Commencement Date (as such term is defined in subparagraph (a) of Paragraph 41 hereof) to and including the last day of the thirty-sixth (36th) month of the initial Term hereof."

          (d) The reference to "$14,250" is the fourth line of subsection (i) of subparagraph (c) of said Paragraph 43 of the Addendum is revised to read "$15,600".

     4.   Construction of Tenant Improvements.

          (a) The first sentence of subparagraph (b) of Paragraph 46 of the Addendum to the Lease is amended in its entirety to read as follows:

     "Landlord at its own cost (except as otherwise provided in subparagraph (d) below), shall, through a guaranteed maximum cost construction contract ("Construction Contract") with a contractor selected by Landlord ("Contract"), cause the construction of the Tenant Improvements to be carried out in substantial conformance with the Working Plans approved by Landlord and by Tenant (a copy of which is attached hereto as Exhibit A and incorporated herein by reference) and in a good and workmanlike manner."

          (b) The last phrase in the second sentence of subparagraph (b) of said Paragraph 46 of the Addendum, commencing with the words "the cost of which
 . . ." is deleted in its entirety and is of no further force or effect.

     5. Allowance. Subparagraph (c) of Paragraph 46 of the Addendum to the Lease is amended in its entirety to read as follows:

          (c)  Allowance.  Intentionally omitted."
               ---------   ------------- -------

     6. Change Orders: The following is added to subparagraph (d) ("Change Orders") of Paragraph 46 of the Addendum:

     "Notwithstanding anything to the contrary set forth in the preceding paragraph or elsewhere in this Lease:

     (i) Tenant shall not be liable for the payment of any increase in the cost of constructing the Tenant Improvements resulting from a change order with respect to the Working Plans attached hereto as Exhibit A requested by Landlord.

     (ii) Tenant shall be liable for the payment of any increase in the cost of constructing the Tenant Improvements resulting from change orders with respect to the Working Plans attached hereto as Exhibit A requested by Tenant only to the extent that any such increased cost resulting therefrom increases the total cost of constructing the Tenant Improvements in excess of $637.600.

     (iii) Tenant shall be liable for the payment of only 50% of any increase in the cost of constructing the Tenant Improvements in excess of $637,600 resulting from change orders with respect to the Working Plans attached hereto as Exhibit A requested by any governmental entity.

          It is agreed and understood that the phrase "cost of constructing the Tenant Improvements" as used above includes any and all costs incurred by Landlord or the Contractor in connection with the construction of the Tenant Improvements, including without limitation any and all reasonable fees, charges, costs or expenses of any kind or nature reasonably incurred by Landlord in connection with architectural and space planning and design, building permits and fees, governmental processing and approval, construction and completion of the Tenant Improvements."

     7. No Claims. Landlord acknowledges that, as of the date hereof, there are no claims for any delays "due to the fault" of Tenant. Tenant acknowledges that, as of the date hereof, there are no claims for any delays caused by Landlord.

     8.   Additional Provisions.   Except as otherwise provided in this First
Amendment, all of the terms, covenants, conditions, provisions and agreements of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Lease to be executed as of the day and year first above written.


                    METROPOLITAN LIFE INSURANCE
                    COMPANY, a New York corporation


                    By:  ELIZABETH S. CLARK
                      ------------------------------

                    Its: Vice President
                       -----------------------------


                    INTERCHECKS, INCORPORATED,
                    a Washington corporation


                    By:           [SIG]
                      ------------------------------

                    Its: President, Western Division
                       -----------------------------

                                SECOND AMENDMENT
                                    TO LEASE

     THIS SECOND AMENDMENT TO LEASE ("Second Amendment") is made and entered into as of this 14 day of September, 1992 ("Execution Date") by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord") and JOHN H. HARLAND COMPANY, a Georgia corporation, as successor-in-interest to INTERCHECKS INC., a Washington corporation ("Tenant"), with reference to the following facts:

                                    RECITALS

     A. Landlord and Interchecks Inc. entered into that certain written lease dated January 31, 1989, as amended by that First Amendment to Lease dated June 15, 1989, and that Letter Commencement Memorandum dated November 9, 1989 (herein collectively referred to as the "Original Lease"). John H. Harland Company is the successor-in-interest to Interchecks, Inc. as Tenant, pursuant to an assignment of lease as outlined in that certain letter consenting to ownership change dated February 19, 1992.

     B. Pursuant to the Original Lease, Landlord leases to Tenant, and Tenant leases from Landlord, certain premises consisting of approximately Twenty Five Thousand (25,000) rentable square feet of space in one of the buildings commonly comprising 22725 Savi Ranch Parkway, Yorba Linda, California, all as more particularly described in the Original Lease ("the Original Premises").

     C. Tenant now desires to lease from Landlord, and Landlord desires to lease to Tenant, upon the terms and conditions set forth hereinbelow, certain premises consisting of the first floor of the Premises commonly known as 22725-B Savi Ranch Parkway, containing approximately Five Thousand (5,000) square feet, as shown hatched in black on the site plan attached hereto as Exhibit A (the "Additional Space"). In connection therewith, Tenant and Landlord desire to modify and amend the Lease as provided in this Second Amendment.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Premises. Notwithstanding any conflict with any provision of the Original Lease, Landlord hereby leased to Tenant and Tenant hereby leases from Landlord, the Additional space upon all of the terms and conditions set forth in the Original Lease, as the same are amended or modified by this Second Amendment. From and after September 1,1992 (the "Effective Date") until the Termination Date (as defined in Section 2 herein), the term "Premises" shall mean the Original Premises and the Additional

Space. From and after the Effective Date, the term "Lease" shall mean the Original Lease as modified by this Amendment.

     2. Term. The term of the Lease with respect to the Additional Space, shall commence on the Effective Date and shall expire sixty (60) days after either Landlord or Tenant gives notice of termination in accordance with
Section 3 of this Amendment (the "Additional Space Termination Date"), unless terminated earlier pursuant to the terms of the Lease.

     3. Termination. Both Landlord and Tenant shall have the right to terminate the Lease, with respect to the Additional Space only, by giving sixty
(60) days prior written notice of such termination to the other party.

     4. Possession. On the Effective Date, Landlord shall deliver possession of the Additional Space to Tenant, and Tenant shall accept delivery of the Additional Space from Landlord, unimproved and in its "As-Is" condition (i.e., the condition existing as of the date of said delivery), without any express or implied representations or warranties of any kind by Landlord or Landlord's employees, agents, or management regarding the physical condition of the Additional Space, and without any obligation of Landlord to construct or install, or to pay for such construction or installation of, any tenant improvements in the Additional Space.

     5. Rent. In addition to the Rent due and payable in accordance with the Original Lease, from and after the Effective Date, the Monthly Rent for the Additional Space shall be Two Thousand Three Hundred Dollars ($2,300) payable in advance on or before the first day of each month. In addition to the Monthly Rent, Tenant shall pay any rental adjustments and additional payments as and when provided in the Lease.

     6. Tenant's Percentage Operating Expenses. Notwithstanding any other provision of the Lease, including without limitation, Paragraph (q) of the Lease Summary on Page 1 of the Lease and Addendum #48 of the Lease thereof, the parties acknowledge and agree that during the period in which the Additional Space is part of the Premises, Tenant's Percentage of Operating Expenses is 58.05%. In the event that either party exercises the right set forth in Paragraph 3 to terminate the Lease with respect to the Additional Space, Tenant's Percentage of Operating Expenses shall be 48.40%.

     7. No Assignment. Tenant's rights and obligations under the Lease with respect to the Additional Space apply solely to Tenant and may not be assigned.

     8. Surrender of Additional Space. At the end of the Additional Space Term, Tenant shall deliver possession of the

Additional Space to Landlord in the same condition it was received, reasonable wear and tear excepted.

     9. Compliance with FHA and ADA. Tenant shall take all proper and necessary action to cause the Premises to be kept, maintained, used and occupied in compliance with the Fair Housing Act of 1968 (as amended) and the Americans with Disabilities Act of 1990.

     10. Entire Agreement; Amendment. Tenant, as successor-in-interest to Interchecks, Inc. hereby affirms the Original Lease, as amended by this Second Amendment, and agrees that the Original Lease, as amended by this Second Amendment, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written concerning the subject matter contained in the Original Lease as so amended, and no provision of the Original Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

     11. Effect of Headings; Recitals. The titles or headings of the various divisions or Sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Second Amendment. The recitals set forth at the beginning of this Second Amendment are true and correct and constitute a part of this Second Amendment.

     12. Authority. Each person executing this Second Amendment represents and warrants that he or she is duly authorized and empowered to execute it, and does so as the act of and on behalf of the party indicated below.

     13. Defined Terms. Capitalized terms used in this Second Amendment and not otherwise defined, other than terms capitalized in the ordinary course of punctuation, shall, unless otherwise specified herein, have the same meanings and definitions set forth in the Original Lease.

     14.  Force and Effect.   Except as modified by this Second Amendment, the
terms and provisions of the Original Lease are hereby ratified and confirmed and shall remain in full force and effect. Should any inconsistency arise between this Second Amendment and the Original Lease as to the specific matters which are the subject of this Second Amendment, the terms and conditions of this Second Amendment shall control. This Second Amendment shall be construed to be a part of the Original Lease and shall be deemed incorporated in the Original Lease by this reference.

     15. Attorneys' Fees and Costs. In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, any unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including actual attorneys' fees (including costs and expenses incurred in connection with all appeals) incurred therein by such successful party, and such costs, expenses and attorneys' fees may be included in and as part of such judgment. A successful party shall be any party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

     TENANT:        JOHN H. HARLAND COMPANY,
                    a Georgia corporation

                    By:  /s/  DONALD K. VOSHALL
                      ---------------------------

                    Name: Donald K. Voshall
                      ---------------------------

                    Its:  Senior Vice President
                      ---------------------------



                    By:
                      ---------------------------

                    Name:
                      ---------------------------

                    Its:
                      ---------------------------


     LANDLORD:      METROPOLITAN LIFE INSURANCE COMPANY,
                    a New York corporation


                    By:      [SIG]
                      ---------------------------

                    Name:    [NAME]
                      ---------------------------

                    Its: Assistant Vice President
                      ---------------------------

                          EXHIBIT A -- Leased Premises

Crosshatched area represents leased premises, commonly known as 22725 Savi Ranch Parkway, Suite B, Yorba Linda, California. Leased premises is approximately 5,000 rentable square feet.

                             SAVI TECHNOLOGY CENTER

         (Client to provide a fair and accurate description of artwork)

                            THIRD AMENDMENT TO LEASE


That certain lease dated January 31, 1989, by and between METROPOLITAN LIFE INSURANCE COMPANY, A New York Corporation, Landlord, and JOHN H. HARLAND COMPANY, A Georgia Corporation, as successor in interest to INTERCHECKS INC., A Washington Corporation, Tenant, for the premises located at 22725 Savi Ranch Parkway, Yorba Linda, California, is amended this 25th day of February, 1993 solely as hereinafter described.

Effective the First day of January, 1993, the following modifications are to be effective in the Lease agreement:

     1. Premises Area: Tenant's Additional Space shall be modified to approximately 8,000 (eight-thousand) rentable square feet, as shown hatched in black on the site plan attached hereto as Exhibit A.

     2. Rent: Tenant's additional rent payments for the Additional Space shall be modified to $3,680.00 (Three-thousand-six-hundred-eighty dollars) per month, payable in advance on or before the first day of each month. In addition to the monthly Rent, Tenant shall pay any rental adjustments and additional payments as and when provided in the lease.

     3. Tenant's Percentage Operating Expenses: Notwithstanding any other provision of the Lease, including without limitation, Paragraph (q) of the Lease summary on Page 1 of the Lease and Addendum #48 of the Lease thereof, the parties acknowledge and agree that during the period in which the Additional Space is part of the Premises, Tenant's Percentage of Operating Expenses is 63.85% of the Building, and is 9.65% of the Project. In the event that either party exercises the right set forth in Paragraph 3 of the First Amendment to Lease to terminate the Lease with respect to the Additional Space, Tenant's Percentage of Operating Expenses shall be 48.40% of the Building and 7.32% of the Project.

All other terms and conditions of said Lease shall remain in full force and effect.

IN WITNESS THEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD: METROPOLITAN LIFE INSURANCE COMPANY, A New York Corporation

     By:  /s/  [SIG]
          -----------------------------

     Its:  Investment Officer
           ----------------------------


TENANT: JOHN HARLAND COMPANY, A Georgia Corporation

     By:  /s/  [SIG]
          -----------------------------

     Its:  Senior Vice President
           ----------------------------

                           FOURTH AMENDMENT TO LEASE

     THIS FOURTH AMENDMENT TO LEASE (the "Fourth Amendment") is dated as of
May 19, 1993 by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord") and JOHN H. HARLAND COMPANY, a Georgia corporation, successor in interest to Interchecks Inc., a Washington corporation ("Tenant"), with reference to the following facts:

     A. Landlord and Tenant entered into that certain lease dated as of January 31, 1989 (the "Original Lease"), including an Addendum thereto, for certain premises consisting of approximately 25,000 square feet (the "Original Premises") more particularly described in the Original Lease.

     B. The Original Lease was amended by a First Amendment dated as of June 15, 1989, a Second Amendment (the "Second Amendment") dated as of September 14, 1992, and a Third Amendment (the "Third Amendment") dated as of February 25, 1993. The Original Lease as so amended is hereby referred to as the Amended Lease. The Second Amendment and the Third Amendment each incorporated certain additional premises more particularly described in each (collectively, the "Amendment Premises") into the Premises.

     C. Landlord and Tenant now desire to modify and amend the Amended Lease to reflect, among other provisions, the addition of certain premises (the "Additional Premises"), all as more particularly set forth below.


     NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt whereof and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Scope of Fourth Amendment. Except as expressly provided in this Fourth Amendment, the Amended Lease shall remain in full force and effect. Except as expressly provided in this Fourth Amendment, the term "Lease" as used in the Amended Lease shall refer to the Amended Lease as modified by this Fourth Amendment. Capitalized terms used in this Fourth Amendment and not otherwise defined herein shall have the respective meanings set forth in the Amended Lease.

     2. Modifications to Amended Lease. Effective as of June 1, 1993 (the "Effective Date"), the Amended Lease is hereby modified as hereinafter set forth:

     (a) The Additional Premises, consisting of approximately 18,213 rentable square feet, as more particularly described on Exhibit A attached hereto and made a part hereof, are hereby incorporated into the attached hereto and made a part hereof, are hereby incorporated into the Premises. All of the terms and conditions of the Amended Lease shall be applicable to the Additional Premises, except as specifically set forth in this Fourth Amendment.

          (b) Amending Paragraph 5 of the Second Amendment and Paragraph 2 of the Third Amendment, the Monthly Rent on account of the Amendment Premises and the Additional Premises shall be $0.42 per rentable square foot, or $11,009 in the aggregate, for the entire Term, except as set forth in the following sentence. With respect to the Amendment Premises and the Additional Premises only, (1) Tenant shall not be obligated to pay any Monthly Rent for the first three (3) full months following the Effective Date, and (ii) Tenant shall pay Monthly Rent in the amount of $0.36 per rentable square foot, or $9,437 in the aggregate, for the fourth through the forty-eighth full month following the Effective Date. The rent concession granted pursuant to the immediately preceding sentence shall be subject to all of the terms of Paragraph 43(a) of the Addendum to the Original Lease, and the period during which a rent concession pursuant to the immediately preceding sentence shall be in effect shall be deemed to be the Monthly Rent Abatement Period for purposes of said Paragraph 43.

         (c) Amending Paragraph (q) of the Lease Summary and Paragraph 48 of the Addendum to the Original Lease and, after incorporating the Additional Premises and the Amendment Premises into the Premises, Tenant's Percentage of
48.40 is hereby deleted and Tenant's Percentage of One Hundred (100) is hereby substituted in its place, and the figure "7.32" on the line of page 13 of the Addendum to the Original Lease (referring to Tenant's Percentage of Operating Expenses as to the Project) is hereby deleted and the figure "Fifteen (15)" is substituted in its place.

          (d) The Commencement Date with respect to the Additional Premises shall be the Effective Date.

          (e) Notwithstanding anything in Article 22 or Article 23 of the Original Lease or Paragraph 53 of the Addendum to the Original Lease to the contrary, (i) the damage, destruction or the condemnation or taking by eminent domain of the Additional Premises or the Amendment Premises, or both, shall not affect Tenant's obligations under the Lease, as amended hereby, as to the remaining Premises, but shall only affect Tenant's rights and obligations as to the Additional Premises or the Amendment Premises, as the case may be; and (ii) the damage, destruction or the condemnation or taking by eminent domain of the Original Premises shall not affect Tenant's obligations under the Lease as to the Amendment Premises or the Additional Premises, but shall only affect Tenant's rights and obligations as to the Original Premises.

          (f) Landlord shall provide Tenant with the tenant improvement allowance (the "Fourth Amendment Allowance") in an amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000). The tenant improvements to be performed in connection with the Fourth Amendment (the "Fourth Amendment Improvements") shall be performed in accordance with, and the Fourth Amendment Allowance shall be subject to, Paragraph 46 of the Addendum to the Original Lease, except that the second paragraph of Paragraph 46(c) shall be deemed to be deleted and shall be of no force or effect as to the as to the Fourth Amendment Improvements or the Fourth Amendment Allowance. Upon the completion of all of the Fourth Amendment Improvements, if the sum of the guaranteed maximum cost of the Construction Contract and other costs and expenses incurred by Landlord which are properly chargeable against the Fourth Amendment Allowance is less than Two Hundred Fifty Thousand Dollars ($250,000) ("Savings"), Landlord shall be entitled to retain the Savings. Attached hereto as Exhibit B and made a part hereof is a preliminary space plan (the "Fourth Amendment Space Plan"). As to the Fourth Amendment Improvements, all references in Paragraph 46 to the Preliminary Plan shall refer to the Fourth Amendment Space Plan. All such installations shall immediately become and remain the property of Landlord. Except as expressly set forth in this Paragraph 2(f), Landlord has no obligation to pay for or to perform any work in the Original Premises, the Amendment Premises or the Additional Premises and except as expressly set forth in this Paragraph 2(f), Landlord has no obligation to improve, alter, repair or remodel the Additional Premises in any way whatsoever.

          (g) If Landlord shall be unable to give possession of the Additional Premises upon the Effective Date by reason of the fact that the Additional Premises are not substantially complete in accordance with Exhibit B, or for any other reason, any such delay resulting therefrom shall be deemed excused and Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances, unless such delay is caused by activities of Tenant, its agents, its representatives or its contractors, Tenant's shall have no obligation to pay the Monthly Rent allocable to the Additional Premises until possession of the Additional Premises is given or the Additional Premises is available for occupancy by Tenant, as fixed in a notice given by Landlord to Tenant. No such failure to give possession on the Effective Date shall in any way affect or impair the validity of the Lease or the obligations of Tenant hereunder, including the payment of Rent for the Original Premises or the Amendment Premises.

     3. Acceptance by Tenant. Tenant hereby acknowledges (i) that Landlord has performed all of Landlord's obligations with respect to the premises covered by the Amended Lease, and (ii) that Landlord is not in default under any of the terms of the Amended Lease. Neither Landlord nor Landlord's representatives have made any representations or promises with respect to the Additional Premises except as herein expressly set forth. Tenant acknowledges and agrees that Tenant has been afforded ample opportunity to inspect the Additional Premises, and has investigated its condition to the extent Tenant desires to do so, including its environmental condition. The taking of possession of the Additional Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same in its then "AS IS" condition and that the

Additional Premises is in good and satisfactory condition at the time such possession was so taken subject to: (i) written punchlist items submitted to Landlord prior to Tenant's occupancy of the Additional Premises and (ii) latent defects in Landlord's Work which are reported to Landlord in writing within thirty (30) days after the Effective Date. As Tenant's sole right and remedy, and as Landlord's sole obligation, with respect to such punchlist items and latent defects, Landlord shall, with reasonable diligence, cause such items to be completed or corrected at its own expense; Landlord shall have no responsibility, liability, duty to indemnify, defend or hold Tenant harmless from any damages, losses, claims, liabilities, awards or actions related, directly or indirectly to such items. For purposes of this Paragraph 3, latent defects shall not include, among other things, any defects which were apparent at the time the punchlist was delivered to Landlord. Notwithstanding the foregoing, Landlord's obligation with respect to latent defects shall not apply to equipment, materials or items specified by Tenant, but Landlord shall assign to Tenant Landlord's interest in any warranty from a subcontractor regarding such equipment or material after Tenant's written request for same. Tenant acknowledges and agrees that other than providing the tenant improvement allowance referred to in Section 2 of this Fourth Amendment, Landlord has no obligation to construct or cause to be constructed any work or other tenant improvements in connection with the Project, the Building, the Premises, the Amendment Premises or the Additional Premises as a result of this Fourth Amendment. Without limiting the generality of the foregoing, Tenant expressly acknowledges that Landlord shall have no responsibility or obligation to perform any work with respect to the shell, floor, frontage, walls, ceiling, lighting fixtures, HVAC system, toilet room, utilities systems or otherwise with respect to the Project, the Building, the Premises, the Amendment Premises or the Additional Premises as a result of this Fourth Amendment. The foregoing shall not affect Landlord's express obligations under the Lease, if any, to maintain and repair the Premises.

          4. Payment of Commission. In connection with this Fourth Amendment, Tenant acknowledges that it has selected Collins Fuller as its broker. Landlord has agreed to pay a brokerage commission to Collins Fuller in the amount of $30,758, and Tenant shall pay Collins Fuller the excess of all fees owing to Collins Fuller in respect of this Fourth Amendment in excess of such $30,758 payable by Landlord. In addition, in the event of a claim for broker's fee, finder's fee, commission or other similar compensation in connection herewith other than to Paragon Group or as set forth above, Tenant hereby agrees to protect, defend and indemnify Landlord against and hold Landlord harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys' fees and costs) which Landlord may sustain or incur by reason of such claim. The provisions of this section shall survive the termination of this Fourth Amendment.

          5. Certain Provisions in Amended Lease. Paragraph 42 of the Addendum to the Original Lease, Paragraph 2, Paragraph 3 and Paragraph 6 of the Second Amendment, and Paragraph 3 of the Third

Amendment are each hereby deleted in their entirety, and the Term of the Amended Lease, including as to the Amendment Premises, shall expire on the date determined pursuant to paragraph (k) and Paragraph 4 of the Lease Summary in the Original Lease.

     6.   Compliance with Law.     (a)  Tenant acknowledges that the Americans
with Disabilities Act of 1990 and the Fair Housing Act of 1968 (collectively, as amended and as supplemented by further laws from time to time, the "Acts") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability (which discrimination includes certain failures to design and construct facilities for first occupancy that are readily accessible to and usable by individuals with disabilities and certain failures, when making alternations affecting the usability of a facility, to make the same in such a manner that such altered portions are readily accessible to and usable by individuals with disabilities). Accordingly Tenant agrees to take all proper and necessary action to cause the Premises to be maintained, used and occupied in compliance with the Acts and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the Acts throughout the Term, as extended pursuant to this Fourth Amendment.

     (b) Without limiting its obligations under the Amended Lease, Tenant covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Premises by government or other public authorities respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Tenant, its employees, agents, contractors, invitees, licensees, guests and visitors, the disposal of which is not otherwise the express obligation of Landlord under the Amended Lease, including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Tenant covenants and agrees to comply with all rules and regulations established by Landlord to enable Landlord from time to time to comply with Waste Management Requirements applicable to Landlord (i) as owner of the Premises and (ii) in performing Landlord's obligations under the Lease, if any.

     7.   Waiver.   No failure or delay by a party to insist upon the strict
performance of any term, condition or covenant of this Fourth Amendment, or to exercise any right, power or remedy hereunder shall constitute a waiver of the same or any other term of this Fourth Amendment or preclude such party from enforcing or exercising the same or any such other term, conditions, covenant, right, power or remedy at any later time.

     8. California Law. This Fourth Amendment shall be construed and governed by the laws of the State of California.

     9.   Authority.     This Fourth Amendment shall be binding upon and inure
to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Fourth Amendment.

     10.  Attorneys' Fees and Costs.    In the event of any action at law or in
equity between the parties hereto to enforce any of the provisions hereof, any unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including actual attorneys' fees (including costs and expenses incurred in connection with all appeals) incurred therein by such successful party, and such costs, expenses and attorneys' fees may be included in and as part of such judgment. A successful party shall be any party who is entitled to recover his costs of suit, whether or not the suit proceeds to final judgment.

     11.  Entire Agreement; No amendment.    This Fourth Amendment constitutes
the entire agreement and understanding between the parties herein named with respect to the subject of this Fourth Amendment and shall supersede all prior written and oral agreements concerning the subject matter contained herein. This Fourth Amendment may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of the parties hereto. Each party acknowledges that it has read this Fourth Amendment, fully understands all of this Fourth Amendment's terms and conditions, and hereby executes this Fourth Amendment freely, voluntarily and with full knowledge of its significance. This Fourth Amendment is entered into by the undersigned parties freely and voluntarily and with and upon advice of counsel.

     12. Severability. If any provision of this Fourth Amendment or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Fourth Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law, provided that the invalidity of such provision does not materially affect the benefits accruing to any party hereto.

     13. Counterparts. This Fourth Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Fourth Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

     14.  Agreement to Perform Necessary Acts.    Each party agrees that upon
demand therefor, it shall promptly perform all further acts and execute, acknowledge and deliver all further instructions, instruments and documents which may be reasonably necessary or useful to carry out the provisions of this Fourth Amendment or to evidence, perfect or otherwise effectuate the rights and remedies relating to this Fourth Amendment.

          15. Captions and Headings. The titles or headings of the various sections and paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Fourth Amendment.

          IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amendment as of the date first above written.

                                        METROPOLITAN LIFE INSURANCE COMPANY,
                                        a New York corporation


                                        By  /s/ [SIG]
                                           ----------------------------
                                        Its  Investment Officer
                                            ---------------------------



                                        JOHN H. HARLAND COMPANY,
                                        a Georgia corporation


                                        By  /s/ [SIG]
                                           ----------------------------

                                        Its  Senior Vice President
                                            ---------------------------

                          EXHIBIT A -- Leased Premises

The crosshatched area represents leased premises, commonly known as 22725 Savi Ranch Parkway, Yorba Linda, CA. Leased premises is approximately 18,213 rentable square feet.

                             SAVI TECHNOLOGY CENTER

         (Client to provide a fair and accurate description of artwork)

                                   EXHIBIT B

         (Client to provide a fair and accurate description of artwork)

         (Client to provide a fair and accurate description of artwork)